Exhibit 99.1

CompoSecure Reports Third Quarter 2023 Financial Results

Revises Full Year Outlook, Which Lowers Net Sales Target to $386-$392 million While Capturing Low End of Previously Issued Adjusted EBITDA Outlook

SOMERSET, N.J., November 9, 2023 – CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its financial and operating results for the third quarter ended September 30, 2023.

“During the quarter, we exceeded our record US revenue from the year-ago period overcoming global economic uncertainty that impacted our international business, which was down albeit on a smaller revenue base,” said Jon Wilk, President and CEO of CompoSecure.

“Consumer demand for premium metal cards remains strong based on card issuer feedback and industry sentiment. At the same time, select customers are more tightly managing inventory levels, which impacted order volumes in Q3 and into Q4. As a result, we are revising our full year 2023 outlook which lowers our sales guidance and captures the low end of our previously issued Adjusted EBITDA guidance.

Mr. Wilk added: “We are on track to achieve the most successful year in our company's history in terms of Net Sales, Adjusted EBITDA, and Operating Cash Flow, following a record year of growth and profitability in 2022. We continue to optimize our balance sheet and prudently manage operating expenses while investing in growth, including incrementally reducing our outstanding debt this quarter to further improve our leverage ratio.”

Q3 2023 Financial Highlights (vs. Q3 2022)

•	Net Sales: Net Sales were $96.9 million compared to $103.3 million. The decrease was driven by lower international sales, which is a more variable market due to global economic uncertainty, customer mix and a smaller sales base. Domestic sales increased modestly compared to the record year-ago period.
•	Gross Profit: Gross Profit was $48.9 million or 50.5% of Net Sales, compared to $61.8 million or 59.8%. The decrease was primarily due to lower production efficiencies from new and innovative card constructions, as well as an impact from inflationary pressure on wages and materials.

•	Net Income/EPS: Net Income increased 74% to $38.0 million compared to $21.9 million. The increase was primarily driven by prudent operating expense controls, as reflected by a reduction in selling, general and administrative expenses, as well as changes to the fair value of warrant liabilities, earnout consideration liability and derivative liability. Net Income per share attributable to class A common stockholders was $0.39 (Basic) and $0.34 (Diluted), compared to $0.18 (Basic) and (Diluted) in the year-ago period.
•	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) increased 10% to $21.7 million compared to $19.8 million in the year-ago period. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $0.27 (Basic) and $0.24 (Diluted) compared to $0.26 (Basic) and $0.22 (Diluted) in the year-ago period (see reconciliation of non-GAAP measures shown in table below).
•	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 9% to $35.5 million compared to $32.7 million, with the increase driven in-part by the aforementioned operating expense controls.
•	Balance Sheet: At September 30, 2023, the Company’s secured debt leverage ratio decreased to 1.48x compared to 2.92x at September 30, 2022.

Recent Operational Highlights

•	Customers launched several new metal card programs this quarter including Amex Hilton Aspire, Amex SAS Elite and Axis Magnus, to name a few.
•	Arculus Authenticate hardware passkeys received official designation as a Microsoft FIDO2 security key vendor and is now compatible within the Microsoft ecosystem, offering users a reliable and user-friendly secure passwordless authentication solution
•	Arculus Cold Storage enhancements included:

•	Custom tokens across three additional chains—Binance Smart Chain, Ethereum, and Polygon; now supporting 95% of crypto tokens by market cap.
•	Expanded Arculus integration with MetaMask, bolstering security by enabling the Arculus card as a signing device for safe offline private key storage.
•	Cross-chain DeFi capabilities via WalletConnect across major chains—Binance Smart Chain, Ethereum, Polygon, Avalanche.

2023 Financial Outlook

The Company is revising its guidance for full year 2023 results, and now expects net sales to be in the range of $386-$392 million (previously $400-$425 million) and adjusted EBITDA in the range of $141-$146 million (previously $145-$155 million).

Conference Call

The Company will host a conference call and live audio webcast today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Thursday, November 9, 2023

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of the Company’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements: the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that the Company may be adversely impacted by other global economic, business, competitive and/or other factors; the outcome of any legal proceedings that may be instituted against the Company or others; future exchange and interest rates; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. The Company believes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to investors in evaluating the Company’s financial performance. The Company uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and to measure incentive compensation, as we believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling the Company to evaluate and plan more effectively for the future. Due to the forward-looking nature of the financial guidance included above, specific quantification of the charges excluded from the non-GAAP financial measures included in such financial guidance, including with respect to depreciation, amortization, interest, and taxes, that would be required to reconcile the non GAAP financial measures included in such financial guidance to GAAP measures are not available, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward looking non-GAAP financial measures is included. In addition, the Company’s debt agreements contain covenants that use a variation of these measures for purposes of determining debt covenant compliance. The Company believes that investors should have access to the same set of tools that its management uses in analyzing operating results. EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are significant components in understanding and assessing the Company’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity and may be different from similarly titled non-GAAP measures used by other companies. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures for the quarter ended September 30, 2023.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(917) 208-7724

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

CMPO@elevate-ir.com

CompoSecure, Inc.

Condensed Consolidated Balance Sheet Data

 (in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$23,817	$13,642
Accounts Receivable, net	48,533	37,272
Inventories	51,988	42,374
Prepaid expenses and other current assets	3,911	3,824
Property and equipment, net	23,076	22,655
Right of use assets operating, net	7,950	8,932
Deferred tax asset	27,693	25,569
Derivative asset - interest rate swap	8,055	8,651
Deposits and other assets	24	24
TOTAL ASSETS	$195,047	$162,943

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$10,333	$14,372
Current portion of lease liabilities	1,910	1,846
Current portion of tax receivable agreement liability	1,668	2,367
Accounts payable	14,065	7,127
Accrued expenses	14,218	10,154
Commission payable	3,847	3,317
Bonus payable	6,828	8,177
Long-term debt, net of deferred finance costs	202,839	216,276
Convertible notes, net of debt discount	127,708	127,348
Derivative liability - convertible notes	650	285
Warrant liability	14,570	16,341
Earnout consideration liability	4,550	15,090
Lease liabilities, operating	6,751	7,766
Tax receivable agreement liability	23,953	24,475
Total stockholders' (deficit)	(238,843)	(291,998)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$195,047	$162,943

CompoSecure, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$96,886	$103,305	$290,729	$284,687

Operating expenses:
Cost of sales	47,990	41,547	134,542	115,318
Selling, General and administrative	20,095	36,116	67,627	79,325
Total operating expenses	68,085	77,663	202,169	194,643

Income from operations	28,801	25,642	88,560	90,044

Total other income (expense), net	10,197	(3,355)	(6,408)	23,153
Income before income taxes	38,998	22,287	82,152	113,197
Income tax (expense) benefit	(949)	(393)	(656)	(3,738)
Net income	38,049	21,894	81,496	109,459

Net income attributable to non-controlling interests	30,574	19,077	65,653	93,973
Net income attributable to CompoSecure, Inc	$7,475	$2,817	$15,843	$15,486

Net income per share attributable to Class A common stockholders -basic	$0.39	$0.18	$0.86	$1.02
Net income per share attributable to Class A common stockholders - diluted	$0.34	$0.18	$0.75	$0.94

Weighted average shared used to compute net income per share attributable to Class A common stockholders - basic (in thousands)	19,075	15,433	18,420	15,141
Weighted average shared used to compute net income per share attributable to Class A common stockholders - diluted (in thousands)	35,765	19,662	35,362	32,815

CompoSecure, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITES:
Net income	$81,496	$109,459
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	6,249	6,577
Stock-based compensation expense	13,052	7,736
Amortization of deferred finance costs	1,262	1,798
Change in fair value of earnout consideration liability	(10,540)	(21,676)
Revaluation of warrant liability	(1,771)	(16,363)
Change in fair value of derivative liability	364	(185)
Deferred tax (benefit) expense	(1,485)	3,191
Changes in assets and liabilities
Accounts receivable	(11,261)	(17,871)
Inventories	(9,614)	(13,322)
Prepaid expenses and other assets	(87)	(225)
Accounts payable	6,938	5,568
Deposits and other assets	-	(14)
Accrued expenses	4,065	1,403
Other liabilities	(789)	15,885
Net cash provided by operating activities	77,879	81,961
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(6,669)	(7,221)
Net cash used in investing activities	(6,669)	(7,221)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase plan and exercise of equity awards	1,024	2
Payments for taxes related to net share settlement of equity awards	(3,126)	-
Payment of line of credit	-	(5,000)
Payment of Tax receivable agreement liability	(2,193)	-
Deferred finance costs related to debt modification	(256)	-
Payment of term loan	(18,122)	(16,878)
Distributions	(38,362)	(35,545)
Payment of issuance cost related to business combination	-	(23,833)
Net cash used in financing activities	(61,035)	(81,254)
Net increase (decrease) in cash and cash equivalents	10,175	(6,514)
Cash and cash equivalents, beginning of period	13,642	21,944
Cash and cash equivalents, end of period	$23,817	$15,430

Supplementary disclosure of cash flow information
Cash paid for interest expense	$18,296	$14,937
Supplemental disclosure of non-cash financing activity:
Derivative asset - interest rate swap	$8,055	$9,392

CompoSecure, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income	$38,049	$21,894	$81,496	$109,459
Add:
Depreciation	2,078	2,010	6,249	6,577
Interest expense, net (1)	6,010	5,850	18,355	16,362
Income tax expense (benefit)	949	393	656	3,738
EBITDA	$47,086	$30,147	$106,756	$136,136
Stock-based compensation	4,637	3,715	13,052	7,736
Mark to market adjustments (2)	(16,207)	(1,204)	(11,947)	(38,224)
Adjusted EBITDA	$35,516	$32,658	$107,861	$105,648

(1) Includes amortization of deferred financing cost for the three and nine months ended September 30, 2023 and 2022, respectively.

(2) Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the three and nine months ended September 30, 2023 and 2022, respectively

CompoSecure, Inc.

Non-GAAP Adjusted EPS Reconciliation

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in thousands) except per share amounts
Basic and Diluted:
Net income	$38,049	$21,894	$81,496	$109,459
Add: provision for income taxes	949	393	656	3,738
Income before Income taxes	38,998	22,287	82,152	113,197
Income tax expense (1)	(5,868)	(5,266)	(17,639)	(17,432)
Adjusted net income before adjustments	33,130	17,021	64,513	95,765
(Less): mark-to-market adjustments (2)	(16,058)	(957)	(12,311)	(38,040)
Add: stock-based compensation	4,637	3,715	13,052	7,736
Adjusted net income	$21,709	$19,779	$65,254	$65,461
Common shares outstanding used in computing earnings per share, basic:
Class A and Class B common shares (3)	79,033	76,020	78,378	75,728
Common shares outstanding used in computing earnings per share, diluted:
Warrants (Public and Private) (4)	8,094	8,094	8,094	8,094
Equity awards	3,690	4,229	3,942	4,674
Total Shares outstanding used in computing adjusted earnings per share - diluted	90,817	88,343	90,414	88,496

Adjusted net income per share- basic	$0.27	$0.26	$0.83	$0.86
Adjusted net income per share- diluted	$0.24	$0.22	$0.72	$0.74

1) Calculated using the Company's blended tax rate.

2) Includes the changes in fair value of warrant liability and earnout consideration liability.

3) Assumes both Class A shares and Class B shares participate in earnings and are outstanding at the end of the period.

4) Assumes treasury stock method, valuation at assumed fair market value of $18.00.

5) The Company did not include the effect of Exchangeable Notes to its total shares outstanding used in diluted adjusted net income per share.